Exhibit 10.6(d)

FORM OF FIRST AMENDMENT TO TIER II AGREEMENT

THIS FIRST AMENDMENT TO TIER II AGREEMENT, between Arch Chemicals, Inc., a Virginia corporation (“Company”), and                              (the “Employee”), dated December 30, 2007.

WHEREAS, the Employee and the Company have entered into an Tier II Agreement dated                  , 200   (“Tier II Agreement”), regarding a change in control;

WHEREAS, the Tier II Agreement expires on December 31, 2007, and unless the Compensation Committee (the “Committee”) of the Board of Directors of Company acts otherwise, it will be extended as provided in Paragraph 2(d) of the Tier II Agreement;

WHEREAS, the Committee is willing to permit the extension of the Tier II Agreement as provided in Paragraph 2(d) of the Tier II Agreement if this Amendment is entered into prior to December 31, 2007 by the Employee;

WHEREAS, the Employee is agreeable to entering into this Amendment and agrees the Tier II Agreement shall be renewed for an additional year all in accordance with Paragraph 2(d) of the Tier II Agreement.

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Amendments to the Agreement. The Tier II Agreement is amended as follows:

(a) Clause (ii) of Paragraph 3(a) of the Tier II Agreement is hereby amended to delete the semi-colon and the word “plus” at the end thereof and replace such semi-colon and word with a period; and

(b) Clause (iii) of Paragraph 3(a) of the Tier II Agreement is hereby deleted in its entirety, it being understood the paragraph following clause (iii) beginning with the words “For the purposes of clause 3(a)(ii)(a)…” is not being deleted.

SECTION 2. Amended Agreement in Full Force and Effect as Amended. Except as specifically amended in Section 1 above, the Agreement shall remain in full force and effect. The parties hereto agree to be bound by the terms and conditions of the Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

SECTION 3. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment shall be effective as of the date hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

ARCH CHEMICALS, INC.

By:

(Signature)

Print Name:

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